UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2020

The Providence Service Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Peachtree Street, Sixth Floor Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 888-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	PRSC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On April 22, 2020, The Providence Service Corporation (the “Company” or “Providence”) appointed Kenneth W. Wilson as the Chief Operating Officer of the Company effective May 4, 2020. The Company had earlier announced that Mr. Wilson had been named the Chief Operating Officer of its subsidiary, LogistiCare Solutions, LLC (“LogistiCare”).

Kenneth W. Wilson, 57, has more than three decades of executive leadership experience in the healthcare industry, encompassing a range of senior operational, managerial, and commercial roles. Before joining Providence and LogistiCare, Mr. Wilson served as Chief Commercial Officer, Healthcare at Sodexo since 2017. Prior to that, Mr. Wilson held the President and Chief Operating Officer role at Hanger, SPS from 2012 to 2017; leadership roles of increasing responsibility at Cardinal Health, concluding with Senior Vice President and General Manager, Ambulatory Care from 2004 to 2012; and Head of National Account and Health Systems at Allegiance Healthcare Corporation (acquired by Cardinal Health) from 1997 to 2004. Mr. Wilson began his career at Baxter Healthcare and served in increasingly prominent sales leadership positions during his 10 years of tenure. Mr. Wilson received a bachelor’s degree in Economics and Social Science from Davidson College.

Mr. Wilson will have an initial base salary of $500,000 and will be eligible to receive a pro-rata portion of a short-term incentive bonus for 2020 at a target of 80% of his base salary. Mr. Wilson will be granted restricted stock units (RSUs) valued at $106,000 on May 4, 2020 based on the market price of the Company’s stock on that date. In addition, Mr. Wilson will be granted a long-term incentive equity grant for 2020 comprised of 50% RSUs and 50% options equal to 100% of his base salary based on the market price of the common stock on May 4, 2020. Finally, Mr. Wilson will also receive a sign-on bonus of $115,000 in cash, one-half payable within one week of his start date and one-half on November 30, 2020.

In the event Mr. Wilson’s employment is terminated without cause, Mr. Wilson will be entitled to twelve (12) months of severance pay, at his base compensation in effect at that time. The severance benefits will be contingent upon Mr. Wilson’s execution of a release of claims in favor of the Company. Mr. Wilson also entered into a Restrictive Covenants Agreement that contains one-year post-employment non-competition and non-solicitation covenants, as well as, non-disclosure and non-disparagement covenants.

Mr. Wilson has no family relationships with any of the Company’s directors or executive officers, and there have been no related party transactions between the Company and Mr. Wilson reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: April 28, 2020	By:	/s/ Kathryn Stalmack
	Name:	Kathryn Stalmack
	Title:	Senior Vice President, General Counsel